Exhibit 10.86

                               SEVERANCE AGREEMENT

          This Severance Agreement (the "Agreement") is effective as of the 31st day of December 2003 by and between Invisa, Inc. a Nevada corporation (the "Company") and William W. Dolan ("Dolan").

                                    RECITALS:

          WHEREAS, Dolan has been employed by the Company as Secretary, General Counsel and Industry Liaison pursuant to an Employment Agreement dated as of May 15, 2001 ("May 15 Employment Agreement"); and

          WHEREAS, on December 28, 2003, Dolan, for personal reasons, submitted his 30-day Notice of voluntary termination of the May 15 Employment Agreement; and

          WHEREAS, the parties acknowledge that Dolan's employment with the Company was terminated on December 31, 2003; and

          WHEREAS, Dolan and the Company have determined that it is in the best interest of Dolan and the Company to waive the 30-day notice requirement under the May 15 Employment Agreement; and

          WHEREAS, Dolan and the Company have agreed to the terms of a severance arrangement which is memorialized by this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises in this Agreement, and for additional good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Dolan agree as follows:

          1. TERMINATION OF EMPLOYMENT. Dolan's last day of employment with the Company was December 31, 2003. In addition, Dolan and the Company acknowledge that the May 15, 2001 Employment Agreement shall be cancelled, void and of no effect, following the date written above. Accordingly, Dolan shall not be entitled to any compensation or benefits under the Employment Agreement,
including,   without  limitation,   any  severance,  car  allowance,  or  health
insurance.

          2.  COVENANT NOT TO COMPETE AND  CONFIDENTIALITY  AGREEMENT.  Attached
hereto is a Covenant Not to Compete and a Confidentiality Agreement/Waiver of Interest Agreement which the Company and Dolan agree shall be entered into simultaneously with the execution of this Agreement (collectively the "Non-Compete and Confidentiality Agreements"), and the parties further acknowledge and agree that the Non-Compete and Confidentiality Agreements supersede and replace, in their entirety, the Covenant Not to Compete and Confidentiality Agreements previously entered into by the parties on May 15, 2001. The parties further acknowledge that the mediation and remedy provisions contained in Paragraphs 4 and 5 of the Non-Compete Agreement and Paragraphs 7 and 8 of the Confidentiality Agreement respectively, are the dispute resolution and remedy provisions that govern the parties under the Non-Compete and Confidentiality

Agreements respectively. To this extent, Section 10 of this Agreement shall not be applicable to the Non Compete and Confidentiality Agreements,

          3. RESTRICTION ON SALES OF SHARES. The Company acknowledges and agrees that all of the 551,941 shares of the Company's common stock issued to and owned by Mr. Dolan ("Dolan Shares") are fully vested, non-assessable, and subject to no defenses or claims of any nature or kind. The Company and Dolan acknowledge that the Dolan Shares are currently held by Michael Morrison as Trustee ("Trustee") of the William W. Dolan Irrevocable Trust, a Trust created by Mr. Dolan in which he is the beneficiary ("Trust"). Dolan and Trustee agree that any sales of Dolan Shares shall be made in accordance with Rule 144 of the Securities Act of 1933, and that: (i) during the period from January 1, 2004 through June 30 2004, there will be no sales of Dolan Shares; (ii) during the period from July 1,2004 through December 31,2004, any sales of Dolan Shares shall be limited to no more than 5,000 Dolan Shares per month; and (iii) during the period from January 1, 2005 through December 31, 2005, any sales of Dolan Shares shall be limited to no more than 10,000 Dolan Shares per month. The Company agrees that it will furnish any legal opinions or other documents as requested by Dolan or his broker in connection with any such Rule 144 sales of Dolan Shares within five business days of the Company's receipt of said request. The Trustee joins in this Agreement for the purpose of being bound by the provisions of this Paragraph and Paragraph 11 of this Agreement. The Company acknowledges that the restrictions on sales set forth in this Paragraph are applicable only to the Dolan Shares, and are not applicable to shares owned by trusts created by Samuel S. Duffey for his family members (i.e. - Spencer C. Duffey Irrevocable Trust u/a/d 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d 7/29/98, Grace Duffey Irrevocable Trust u/a/d 1/16/00) which are trusts in which Mr. Dolan serves as the trustee.

          4. FORGIVENESS OF COMPANY OBLIGATIONS BY DOLAN. Dolan forgives notes and interest due him from the Company as a result of the Radio Metrix Merger transaction in the amount of $71,812.52.

          5. ACCRUED COMPENSATION. The parties acknowledge that Dolan is owed $140,000 in accrued salary and bonuses ("Accrued Compensation"). The Company shall pay Dolan the Accrued Compensation as follows:

                  i. $6,000.00 on or before January 31, 2004; and

                  ii. Beginning in February 2004 and in each consecutive month thereafter until the Accrued Compensation has been paid in full, the Company shall deliver to Dolan a payment of $3,500 ("$3,500 Payment"), and the $3,500 Payment shall be delivered no later than on the last day of each consecutive month;

                  In the event a $3,500 Payment is not timely made, the Company shall have a cure period of 30 days from the due date to deliver the $3,500 Payment.

          6. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered or mailed by certified mail, return receipt required, or delivered by fax to the recipient at the address or fax number indicated below:


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

                To the Company:                 To William W. Dolan:

                Invisa, Inc.                    William W. Dolan
                4400 Independence Court         3440 Gulf of Mexico Drive
                Sarasota, Florida 34234         Longboat Key, Florida 34228
                (941) 355-9373                  (941) 383-3624

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          7. SEVERABILITY. In the event that any provision of this Agreement shall be held to be unreasonable, invalid, or unenforceable for any reason whatsoever, the parties agree that: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect; and (ii) any arbitrator or arbitration panel, as the case may be, may so modify the objectionable provisions as to make it valid, reasonable, and enforceable, and such provision, as so modified, shall be valid and binding as though the invalid, unreasonable, or unenforceable portion thereof had not been included therein.

          8. COMPLETE AGREEMENT. Except for the Non-Compete and Confidentiality Agreements, and the three Stock Option Agreements between Dolan and the Company (i.e.- the December 20, 2000 Agreement; the January 22, 2002 Agreement; and the October 15, 2003 Agreement), this Agreement contains the entire agreement of the parties and supersedes and preempts any prior understandings, agreements or representations between Dolan and the Company, including, without limitation, the May 15, 2001 Employment Agreement. Notwithstanding anything to the contrary, the parties acknowledge that this Agreement shall not affect, in any manner, that certain agreement made by and among the Company, the Pharis Duffey Family Foundation, Inc., Spencer C. Duffey Irrevocable Trust u/a/d 7/29/98, Elizabeth Rosemary Duffey Irrevocable Trust u/a/d 7/29/98, Grace Duffey Irrevocable Trust u/a/d 1/16/00, Debra Finehout Duffey, and Duffey & Dolan, P.A., dated as of November 13, 2003, which shall remain in full force and effect.

          9. COUNTERPARTS. This Agreement may be simultaneously executed in two counterparts each of which shall be an original, and all of which shall constitute but one and the same instrument.

          10. MEDIATION/ARBITRATION PROVISION. The parties shall in good faith endeavor to resolve all claims or disputes arising from or relating to the terms of this Agreement first by mediation through a mediator selected by the parties and if not resolved by mediation, then the parties agree to resolve all claims or disputes by binding arbitration in accordance with this Section. The party seeking mediation shall submit a written notice for mediation to the other party (the "Notice"). The parties shall agree on a mediator and mediation date within ten business (10) days from the date of the Notice. If the parties are unable to agree upon a mediator and mediation date within ten (10) days from the date of the Notice, the matter shall, within twenty (20) days from the date of the Notice, be referred to the American Arbitration Association for final and binding arbitration. If the matter is mediated but not resolved by mediation, the matter shall, within ten (10 days from the last mediation proceeding, be referred to the American Arbitration Association for final and binding arbitration. The arbitration proceedings shall take place in Sarasota County, Florida and shall be governed by the Florida Arbitration Code and the rules pertaining to commercial


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

arbitration of the American Arbitration Association then in effect (except the provisions of this paragraph shall govern if in conflict with such rules). There shall be one arbitrator if the amount in controversy is less than twenty four thousand dollars ($24,000), and otherwise there shall be three arbitrators. The arbitration award may be entered in any court of competent jurisdiction as provided for in this Agreement for an order of enforcement if necessary. The prevailing party in the arbitration proceeding shall be entitled to collect from the non-prevailing party, the cost of the arbitration and reasonable attorneys' fees incurred by the prevailing party as a direct result of the arbitration.

        11. REMEDIES.

                  Dolan Breach - In the event Dolan or Trustee make sales of Dolan Shares during the period from January 1, 2004 through December 31, 2005 ("Restricted Sales Period") in excess of the amounts permitted under Paragraph 3, Dolan or Trustee shall immediately forfeit and deliver to the Company the gross proceeds generated from the sale of the excess amount of shares ("Excess Sales Forfeiture Delivery"). In order for the Company to have knowledge of sales of Dolan Shares during the Restricted Sales Period, Dolan or Trustee shall notify the Company each time a sale order for the sale of Dolan Shares is made ("Sales Notice"). The Sales shall be in writing and delivered to the Company no later than at the same time the sale order is submitted. Further, in the event Dolan or Trustee make excess sales of Dolan Shares as described in the first sentence of this Paragraph, the Company, in addition to receipt of the Excess Sales Forfeiture Delivery, shall also be relieved of any of its obligations under Paragraph 5 of this Agreement.

                  Company Breach - In the event the Company breaches its obligations under Paragraph 5 of this Agreement, Dolan shall be relieved of any of his obligations under Paragraph 3 and this Paragraph 11 of this Agreement.

          12. AMENDMENTS/WAIVERS. This Agreement may only be modified, amended, or waived by a writing duly authorized and executed by all parties. The failure of either party to require performance of any of the provisions herein shall not operate as a waiver of that party's right to require strict performance of the same or like provisions, or any other provisions hereof, at a later time.

          13. DRAFTSMAN. In construing this Agreement, neither of the parties hereto shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the Company and Dolan.

          14. BINDING AGREEMENT. The parties represent and warrant that each has consulted with legal counsel of their choice in connection with the review, approval and execution of this Agreement; that each understands this Agreement is a legally binding contract; that each has read and understands this Agreement; and that each intends to be bound by each provision of this Agreement. Further, in addition to being binding on each of the parties hereto, this Agreement shall be binding upon their respective personal representatives, heirs, beneficiaries, trustees, successors and assigns, and the benefits of this Agreement shall inure to the benefit of each of the foregoing.

          15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and venue for any legal action taken pursuant to this Agreement shall be in Sarasota County, Florida.


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

          16. MISCELLANEOUS. Captions are for convenience only. In construing this Agrement, feminine or neuter pronouns shall be substituted for those masculine in form or vice versa and plural terms shall be substituted for singular and singular for plural for any place which the context so requires.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year written below:

INVISA, INC.


By: /s/ Herb M. Lustig







              /s/ William W. Dolan
    ----------------------------               --------------------------------
    Herb M. Lustig, CEO                        William W. Dolan


Date: 1/6/04                                   Date: 1-06-04
      --------------------------                     --------------------------


          For the purposes of Paragraphs 3 and 11 of this Agreement, the Trustee joins in this Agreement.


William W. Dolan Irrevocable Trust



By: /s/ Michael Morrison                       Date: 7 Jan 04
    ----------------------------                     --------------------------
    Michael Morrison, as Trustee




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